Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Commonwealth Trust: Fidelity Nasdaq Composite Index Tracking Stock, which is included in Post-Effective Amendment No. 79 to the Registration Statement on Form N-1A.

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/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 4, 2003